Exhibit 1.1

The PNC Financial Services Group, Inc.

55,555,600 Shares of Common Stock, $5.00 par value

Underwriting Agreement

New York, New York

February 3, 2010

To the Representatives

      named in Schedule I

      hereto of the

      Underwriters named in

      Schedule II hereto

Dear Ladies and Gentlemen:

The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 55,555,600 shares (the “Firm Shares”) of the Corporation’s common stock, par value $5.00 per share (the “Common Stock”) and, at the election of the Representatives acting on behalf of the Underwriters, to issue and sell to the Underwriters up to an additional 8,333,340 shares of the Common Stock (the “Optional Shares”, and, together with the Firm Shares, the “Shares”), solely to cover over-allotments. Capitalized terms used herein and not otherwise defined but that are defined in the Final Prospectus have the meanings specified in the Final Prospectus. The shares of Common Stock to be outstanding after giving effect to the issuance and sale of the Shares are referred to herein as the “Stock”.

Section 1. Representations and Warranties. The Corporation represents and warrants to, and agree with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (h) hereof.

(a) The Corporation meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Shares. The Corporation may have filed one or more amendments thereto and has prepared a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. Although the Basic Prospectus may not include all information with respect to the Shares and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Corporation will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Basic Prospectus included in such registration statement relating to the Shares and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Shares and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as defined below) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Pricing Disclosure Package) as the Corporation has advised you, prior to the Execution Time, will be included or made therein.

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or form of prospectus) and (iii) at the time the Corporation or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, the Corporation was a “well-known seasoned issuer” as defined in Rule 405; and at the earliest time after the filing of the Registration Statement that the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares, the Corporation was not an “ineligible issuer” as defined in Rule 405.

(c) Since the date of the latest audited consolidated financial statements of the Corporation included or incorporated by reference in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, the Corporation has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time; and, since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, (i) there has not been any material change in the capital stock or long term debt of the Corporation or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Corporation, (ii) the Corporation and its subsidiaries have not incurred any liability or obligation that is material to the Corporation and its subsidiaries, taken as a whole, and (iii) the Corporation has not purchased any of its outstanding capital stock except pursuant to its employee benefit plans in the ordinary course of business, and has not declared, paid or otherwise made any dividend or distribution of any kind of its capital stock other than ordinary and customary dividends, except, in each case as set forth or contemplated in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time.

(d) On the Effective Date, the Registration Statement did, at the Applicable Time and on the Closing Date and any Additional Closing Date (each as defined below), the Pricing Disclosure Package did and will, and when the Final

Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and any Additional Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Applicable Time and on the Closing Date and any Additional Closing Date, the Pricing Disclosure Package did not or will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Additional Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act or (ii) the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(e) The financial statements (including the related notes thereto) of the Corporation and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Corporation and its consolidated subsidiaries, as of the dates indicated and the results of operations and the changes in cash flow for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of the Corporation and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus has been derived from the accounting records of the Corporation and its consolidated subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(f) The historical consolidated financial statements (including the related notes thereto) of the Corporation for the year ended December 31, 2006 were audited by Deloitte and Touche LLP, who was an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board (United States) with respect to the Corporation throughout such periods of audit work on the consolidated financial statements, and all other financial data for such periods that did not change as a result of the recast of the Corporation’s consolidated financial statements described in the Corporation’s Current Report on Form 8-K filed on January 15, 2010 and is included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus for such periods have been derived from such audited consolidated financial statements. The adjustments to the historical consolidated financial statements (including the related notes thereto) of the Corporation included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus for the year ended, December 31, 2006 and all prior periods were audited by PriceWaterhouseCoopers LLP, who is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board (United States) with respect to the Corporation, and all other recast financial data for such periods that is included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus for such periods have been derived from such audited consolidated financial statements.

(g) The financial statements (including the related notes thereto) of National City Corporation (“National City”) and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of National City and its consolidated subsidiaries, as of the dates indicated and the results of operations and the changes in cash flow for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of National City and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, including without limitation, the financial information of National City for the year ended December 31, 2008 included in the Corporation’s Current Report on Form 8-K filed on January 15, 2010, has been derived from the accounting records of National City and its consolidated subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(h) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Applicable Time” shall mean the time and date set forth on Schedule I hereto. “Basic Prospectus” shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date. “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Shares and the offering thereof and is used prior to filing of the Final Prospectus. “Pricing Disclosure Package” shall mean the Basic Prospectus (as amended and supplemented immediately prior to the Applicable Time) and any Preliminary Final Prospectus as supplemented by the Issuer Free Writing Prospectuses listed on Section (b) of Schedule III hereto and the pricing information set forth on Section (c) of Schedule III hereto. “Final Prospectus” shall mean the prospectus supplement relating to the Shares that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus, included in the Registration Statement at the Effective Date. “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus” as defined in Rule 433. “Registration Statement” shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A, Rule 430B or Rule 430C. “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430A”, “Rule 430B,” “Rule 430C,” “Rule 433” and “Regulation S-K” refer to such rules or regulations under the Act. “Rule 430 Information” means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A, Rule 430B or Rule 430C. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final

Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(i) The Corporation is not, and after the issuance and sale of the Shares and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” and after giving effect to the transactions described therein, will not be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”).

(j) Neither the Corporation nor any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Corporation, its subsidiaries and, to the knowledge of the Corporation, its affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(k) The operations of the Corporation and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened.

(l) Neither the Corporation nor any of its subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(m) The Corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

(n) The Corporation has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; all the outstanding shares of capital stock of the Corporation have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except pursuant to plans discussed in, or except as otherwise described in or expressly contemplated by, the Pricing Disclosure Package and the Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Corporation or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Corporation or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Corporation conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and all the outstanding shares of capital stock or other equity interests of PNC Bank National Association (“PNC Bank”), owned, directly or indirectly, by the Corporation have been duly and validly authorized and issued, are fully paid and (except as provided in 12 U.S.C. § 55) non-assessable and are owned directly or indirectly by the Corporation, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(o) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in the Corporation’s Articles of Incorporation.

(p) The Corporation has all corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Corporation will not constitute a breach of, or default under, (x) the corporate charter or by-laws of the Corporation, (y) any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which the Corporation is a party, or (z) to the best of the Corporation’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Corporation or any property of the Corporation, which breach or default, in case of (y) and (z), would be reasonably likely to have a material adverse effect on the Corporation and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement by the Corporation except such as have been made or obtained or will be made or obtained on or before the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

(q) The Shares conform in all material respects to the description thereof in the Prospectus.

(r) The Corporation maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Corporation’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2008, the Corporation’s internal control over financial reporting was effective and the Corporation is not aware of any material weaknesses in its internal control over financial reporting.

(s) Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Final Prospectus, there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

(t) The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Corporation and its subsidiaries is made known to the Corporation’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective as of September 30, 2009.

(u) PricewaterhouseCoopers LLP, who have audited certain consolidated financial statements of the Corporation and its subsidiaries are an independent registered public accounting firm with respect to the Corporation and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(v) Ernst & Young LLP, who have audited certain financial statements of National City and its subsidiaries, were an independent registered public accounting firm with respect to National City and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act for the periods prior to the acquisition of National City by the Corporation, including for the three years in the period ended December 31, 2007 and the nine month period ended September 30, 2008.

(w) Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Corporation or any of its subsidiaries is a party or to which any property of the Corporation or any of its subsidiaries is the subject that, individually or in the aggregate would reasonably be expected to have a material adverse effect upon the business, condition or properties of the Corporation and its subsidiaries, taken as a whole; except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Corporation, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and (ii) there are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

Section 2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Corporation hereby agrees (i) to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Corporation, at the purchase price set forth in Schedule I hereto, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule II hereto and (ii) in the event and to the extent that the Representatives exercise the election to purchase Optional Shares as provided below, the Corporation agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the same purchase price set forth in Schedule I, the number of the Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives, if necessary, so as to eliminate fractions of Shares) determined by multiplying the number of such Optional Shares by a fraction, the numerator of which is the maximum number of Firm Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Firm Shares that all of the Underwriters are entitled to purchase hereunder.

(b) The Corporation hereby grants to the Underwriters the one-time right to purchase at the election of the Representatives up to 8,333,340 Optional Shares, solely for the purpose of covering over-allotments, if any, in connection with the offer and sale of the Firm Shares, as set forth in clause (i) of Section 2(a). Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Corporation, given within a period of 30 days after the date of this Agreement, setting forth the number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, which shall in no event be earlier than the First Time of Delivery or, unless the Representative and the Corporation otherwise agree in writing, earlier than three or later than ten New York Business Days after the date of such notice. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and

Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

Section 3. Delivery and Payment. The Corporation will deliver the Shares to the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Corporation to the Representatives at least twenty-four hours in advance, by causing the Depository Trust Company (“DTC”) to credit the Shares to the accounts of the Representatives at DTC. The time and date of such delivery and payment, with respect to the Firm Shares, shall be 10:30 a.m., New York City time, on February 8, 2010 (the “Closing Date”) or such other time and date as the Representatives and the Corporation may agree upon in writing, and, with respect to the Optional Shares shall be 10:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase Optional Shares, or at such other time and date as the Representatives and the Corporation may agree upon in writing (such date and time of delivery and payment for the Optional Shares being herein called the “Additional Closing Date”). Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, and together with the time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a “Time of Delivery”. The documents to be delivered at a Time of Delivery by or on behalf of the parties hereto, will be delivered at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

Section 4. Agreements. The Corporation agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Shares, the Corporation will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Corporation has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Corporation will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed; will promptly file all other material required to be filed by the Corporation with the Commission pursuant to Rule 433(d) and will provide evidence satisfactory to the Representatives of such timely filing. The Corporation will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when any Issuer Free Writing Prospectus shall have been filed with the Commission, (iv) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (v) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Corporation will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Shares is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Corporation promptly will (i) advise the Underwriters of the happening of such event, (ii) prepare and file with the Commission, at the Corporation’s expense, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

(c) As soon as practicable, the Corporation will make generally available to its security holders and to the Representatives an earnings statement or statements of the Corporation and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Corporation will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Corporation will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Corporation will use its best efforts to arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will arrange for the determination of the legality of the Shares for purchase by institutional investors; provided, however, that the Corporation shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

(f) The Corporation will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(g) For a period of 90 days after the date of the Final Prospectus, the Corporation will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives. The foregoing restriction shall not apply to (i) the Shares to be issued and sold hereunder, (ii) the grant or issuance of stock options or other securities pursuant to or in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants in effect on the date hereof, (iii) sales or issuances of securities pursuant to contractually binding requirements or agreements in effect on the date hereof, (iv) any issuance that is the result of an exchange or conversion of any class or series of capital stock for any other series of capital stock pursuant to the terms of such capital stock in effect on the date hereof, or (v) any issuance pursuant to the exercise of the warrant issued to the U.S. Treasury Department pursuant to its Capital Purchase Program.

(h) During the period when the Shares are outstanding, the Corporation will not be or become an open end investment company, unit investment trust or face amount certificate company that is or required to be registered under Section 8 of the Investment Company Act.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Corporation will pay or cause to be paid all expenses, fees and taxes incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of its counsel and the accountants in connection with the issuance and sale of the Shares and all other fees or expenses in connection with the preparation of the Preliminary Final Prospectus, the Pricing Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectuses prepared by or on behalf of, used by, or referred to by them and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) the fees and expenses, if any, incurred in connection with the admission of the Shares in any appropriate stock exchange or market system, (v) the costs of the preparation, issuance and delivery of the Shares, (vi) any filing for review of the public offering of the Shares by the Financial Industry Regulatory Authority and (vii) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in the Section. It is understood, however, that, except as provided in this Section and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel and transfer taxes payable on resale of any of the Shares by them.

Section 5. Additional Agreements Relating to Free Writing Prospectuses.

(a) The Corporation represents and agrees that, other than Issuer Free Writing Prospectuses listed on Schedule III hereto, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405.

(b) Each Underwriter represents and agrees that, without the prior consent of the Corporation and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus”, as defined by Rule 433, or that would otherwise constitute a “free writing prospectus” as defined by Rule 405 that would be required to be filed with the Commission.

(c) Any free writing prospectus the use of which has been consented to by the Corporation and the Representatives is listed on Schedule III hereto.

(d) The Corporation has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(e) The Corporation agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Corporation will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

Section 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Corporation contained herein as of the Execution Time and the Closing Date (or, as to Optional Shares, as of the Additional Closing Date, if any), to the accuracy of the statements of the Corporation made in any certificates pursuant to the provisions hereof delivered on the Closing Date (or, with respect to Optional Shares, on the Additional Closing Date, if any), to the performance by the Corporation of its obligations hereunder and to the following additional conditions:

(a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Corporation pursuant to Rule 433(d) shall have been filed in the manner and within the time period required by Rule 433 and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Corporation shall have furnished to the Representatives the opinion of George P. Long, III, Esq., Senior Counsel and Corporate Secretary of the Corporation, dated the Closing Date or any Additional Closing Date, as the case may be, to the effect that:

(i) the Corporation is a corporation duly incorporated and presently subsisting as a corporation under the laws of the Commonwealth of Pennsylvania with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except for such power and authority the absence of which would not have a material adverse effect on the Corporation or materially and adversely affect its ability to perform its obligations under this Agreement; and the Corporation is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

(ii) PNC Bank is validly organized and existing as a national banking association in good standing under the laws of the United States, with all requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except for such power and authority the absence of which would not have a material adverse effect on PNC Bank;

(iii) the Shares being issued and delivered to the Underwriters at the Closing Date or the Additional Closing Date, as the case may be, have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable;

(iv) all the outstanding shares of capital stock of PNC Bank have been duly and validly authorized and issued and (except as provided in 12 U.S.C. § 55) are fully paid and nonassessable, and all outstanding shares of capital stock of PNC Bank are owned by the Corporation either directly or through wholly owned subsidiaries of the Corporation free and clear of any perfected security interest and, to the knowledge of such counsel after due inquiry, any other security interests, claims, liens or encumbrances;

(v) the Corporation’s authorized equity capitalization, if set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is as set forth in the Final Prospectus; the Shares conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and the Shares have been duly authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

(vi) this Agreement been duly authorized, executed and delivered by the Corporation;

(vii) the issuance and sale of the Shares and the execution, delivery and performance by the Corporation of this Agreement, and the consummation of any other transaction herein contemplated will not (A) violate the Articles of Incorporation or By-laws of the Corporation or PNC Bank (B) violate, result in a breach of, or constitute a default under the terms of any material indenture or other material agreement or instrument known to such counsel to which the Corporation or PNC Bank is a party or bound or (C) violate any material order or regulation known to such counsel to be applicable to the Corporation or PNC Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Corporation;

(viii) to the best knowledge of such counsel, there is no pending or threatened action, suit, investigation or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Pricing Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Corporation or any of its subsidiaries fairly summarize such matters in all material respects;

(ix) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433(d) has been made in the manner and within the time period required by Rule 433; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (other than the financial statements and other financial information contained or incorporated therein, and that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of that Act and the Exchange Act and the respective rules and regulations thereunder; and nothing has come to the attention of such counsel that has caused such counsel to believe that at the Effective Date the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; that the Pricing Disclosure Package as of the Applicable Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and as of the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that such counsel does not express any opinion or belief as to (a) the financial statements or schedules or other data of a financial nature contained or incorporated therein, (b) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, and (c) regulatory actions of the applicable regulatory authorities that are not otherwise disclosed by such regulatory authorities. In connection with the foregoing, the Underwriters acknowledge and understand that the character of determinations involved in the process of preparing the Registration Statement and the Final Prospectus (including any documents incorporated by reference) are such that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (including any documents incorporated by reference) except as expressly set forth herein;

(x) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(xi) no holders of securities of the Corporation have rights to the registration of such securities under the Registration Statement (other than the rights of the holders of the warrant issued pursuant to the Capital Purchase Program of the U.S. Treasury Department); and

(xii) the Corporation is not, and after the issuance and sale of the Shares and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” and after giving effect to the transactions described therein, will not be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.

In rendering such opinion, such counsel will opine only as to matters involving the application of the laws of the Commonwealth of Pennsylvania or the United States and may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are reasonably satisfactory to counsel for the Underwriters, except that it will not be required that such counsel obtain an opinion of New York counsel as to matters of New York law in order to render such opinion or that such counsel express an opinion as to matters arising under the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and matters of federal law arising under the laws of the United States of America, and (B) as to matters of fact, to the extent deemed proper, on certificates or representations of responsible officers of the Corporation and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Representatives shall have received an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Corporation, dated the Closing Date or any Additional Closing Date, as the case may be, substantially in the form of Annex A hereto.

(d) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or any Additional Closing Date, as the case may be, with respect to the Registration Statement, the Pricing Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Corporation shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

In rendering such opinion, counsel may rely upon an opinion or opinions, each dated the Closing Date or any Additional Closing Date, as the case may be, of other counsel retained by them or the Corporation as to laws of any jurisdiction other than the United States or the State of New York, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives, and (B) counsel shall state in their opinion that they believe that they and the Representatives are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Corporation and its subsidiaries and certificates of public officials.

(e) The Corporation shall have furnished to the Representatives a certificate of the Corporation, signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Corporation, dated the Closing Date or any Additional Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Corporation in this Agreement are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Additional Closing Date, as the case may be, and the Corporation has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Additional Closing Date, as the case may be;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Corporation’s knowledge, threatened; and

(iii) since the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (i) there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Corporation and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) the Corporation and its subsidiaries have not incurred any liability or obligation that is material to the Corporation and its subsidiaries, taken as a whole, and (iii) the Corporation has not purchased any of its outstanding capital stock except pursuant to its employee benefit plans in the ordinary course of business, and has not declared, paid or otherwise made any dividend or distribution of any kind of its capital stock other than ordinary and customary dividends, except, in each case as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(f) The Representatives shall have received a certificate, dated the date of this Agreement or any Additional Closing Date, of the chief financial officer of the Corporation, substantially in the form set forth in Schedule V.

(g) On the date hereof and at the Closing Date and any Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated the respective date of delivery, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in their opinion the audited consolidated financial statements audited by PricewaterhouseCoopers LLP included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Corporation and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of the Corporation and the audit and executive committees thereof and inquiries of certain officials of the Corporation who have responsibility for financial and accounting matters of the Corporation and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included or incorporated in the Pricing Disclosure Package and the Final Prospectus, nothing came to their attention which caused them to believe that: (1) any unaudited consolidated financial statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the consolidated financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in borrowed funds of the Corporation and its subsidiaries or any decreases in the capital stock (defined as each of the individual dollar amounts of preferred stock, common stock, and capital surplus) of the Corporation or the stockholders’ equity of the Corporation as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or for the period from the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in total or per share amounts of consolidated net income of the Corporation or consolidated net interest income except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Corporation as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Corporation and its subsidiaries) set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, including the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated in the Corporation’s Quarterly Reports on Form 10-Q, and the information included or incorporated in Items 1, 5, 6 and 7 of the Corporation’s Annual Report on Form 10-K for the most recent fiscal year (or the Current Report on Form 8-K filed on January 15, 2010 to the extent superseded therein) incorporated in the Registration Statement, the Pricing Disclosure Package and Final Prospectus, or incorporated in the Registration Statement, the Pricing Disclosure Package and Final Prospectus, agrees with the accounting records of the Corporation and its subsidiaries, excluding any questions of legal interpretation; and

(iv) on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Corporation who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h) At the Closing Date and any Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated the respective dates of delivery, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder with respect to National City for periods prior to its acquisition by the Corporation and stating in effect that:

(i) in their opinion the audited consolidated financial statements of National City audited by Ernst & Young LLP included or incorporated in the Corporation’s 8-K, filed with the Commission on January 2, 2009 and incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by National City and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of National City and the audit and executive committees thereof and inquiries of certain officials of National City who have responsibility for financial and accounting matters of National City and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, nothing came to their attention which caused them to believe that: (1) any unaudited consolidated financial statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the consolidated financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with U.S. generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there were, at December 31, 2008, any increases in long-term debt of National City and its subsidiaries or any decreases in the stockholders’ equity of National City as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or for the period from the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus to December 31, 2008, there were any decreases, as compared with the corresponding period in the preceding year, in total or per share amounts of consolidated net income of National City or consolidated net interest income except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by National City as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of National City and its subsidiaries) included or incorporated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

(i) On or subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any adverse change specified in the letter or letters referred to in paragraph (g) or (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Corporation and its subsidiaries, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

(j) On or subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Corporation’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the Act), or any public announcement that any such organization has under surveillance or review the ratings of any of the Corporation’s debt securities (other than an announcement with no implication of a possible downgrading of such rating), and if, in any such case, the effect thereof in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the purchase of the Shares.

(k) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Corporation shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in connection with the offering of the Shares.

(l) On or before the date hereof, the Corporation shall have furnished to the Representatives the “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and each of the individuals listed on Schedule IV hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, and such agreements shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or, if applicable, the Additional Closing Date, by the Representatives. Notice of such cancellation shall be given to the Corporation in writing or by telephone or telegraph confirmed in writing.

Section 7. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Corporation to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Corporation will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. In no event shall the Corporation be liable to the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement.

Section 8. Indemnification and Contribution. (a) The Corporation agrees to indemnify and hold harmless each Underwriter and their affiliates that participate or are alleged to have participated in the offering of the Common Stock and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Pricing Disclosure Package or the Final Prospectus, or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, or that part of the Registration Statement constituting the “Statement of Eligibility and

Qualification” (Form T-1) under the Trust Indenture Act. This indemnity agreement will be in addition to any liability which the Corporation may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Corporation, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Corporation within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Corporation to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Corporation by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Corporation acknowledges that the statements set forth in the last paragraph of the cover page, and under the heading “Underwriting” (i) the list of Underwriters and their respective participation in the sale of the Shares, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization and syndicate covering transactions and penalty bids in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under paragraph (a) or (b) of this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable, the Corporation, on the one hand, and the Underwriters severally, on the other hand, shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Corporation and one or more of the Underwriters may be subject in proportion to the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Shares, such that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Shares specified in Schedule I hereto and the Corporation is responsible for the balance; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Corporation, on the one hand, and the Underwriters severally, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits as described in the immediately preceding sentence but also the relative fault of the Corporation on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Corporation on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Corporation and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Corporation within the meaning of either the Act or the Exchange Act, each officer of the Corporation who shall have signed the Registration Statement and each director of the Corporation shall have the same rights to contribution as the Corporation, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

Section 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule II hereto bears to the total number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the total number of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Corporation. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Corporation and any non-defaulting Underwriter for damages occasioned by its default hereunder.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Corporation prior to delivery of and payment for the Shares, if prior to such time (i) trading in the Common Stock shall have been suspended by the Commission or The New York Stock Exchange or trading in securities generally on The New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Pennsylvania authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, economic or otherwise or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, the effect of which on the financial markets of the United States or any foreign jurisdiction in which the Shares are to be marketed are such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares.

Section 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Corporation or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Corporation or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

Section 12. Fiduciary Duty. The Corporation acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Corporation with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) or any other obligation to the Corporation except the obligations expressly set forth in this Agreement and (iv) the Corporation has consulted its own legal and financial advisors to the extent it deemed appropriate. The Corporation agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Corporation, in connection with such transaction or the process leading thereto.

Section 13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or transmitted by any standard form of telecommunication, at the address specified in Schedule I hereto; or, if sent to the Corporation, will be mailed, delivered or transmitted by any standard form of telecommunication to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, attention of the Executive Vice President and Chief Financial Officer of the Corporation.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 16. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Corporation and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

Section 18. Waiver of Jury Trial. The Corporation and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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[signatures appear on following page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Corporation and the several Underwriters.

Very truly yours,

The PNC Financial Services Group, Inc.

By:	/s/ Randall C. King
Name:	Randall C. King
Title:	Senior Vice President

Confirmed and accepted, intending to be legally

bound, as of the date specified in Schedule I hereto.

By:	J.P. Morgan Securities Inc.

By:	/s/ Frank Bruni
	Name:	Frank Bruni
	Title:	Executive Director

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Kenneth G. Pott
	Name:	Kenneth G. Pott
	Title:	Managing Director

Each, for itself and the other several Underwriters, if

any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated February 3, 2010

Registration Statement No. 333-164364

Representatives:	J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated
Title, Purchase Price and Description of Shares:
Title:	Common Stock, par value $5.00 per share
Number of Firm Shares:	55,555,600
Number of Optional Shares:	8,333,340
Price per Share to Public:	$54.00 per Share
Price per Share to Underwriters:	$52.65 per Share
Applicable Time:	9:00 a.m. (Eastern Time) on February 3, 2010
Specified Funds for Payment of Purchase Price:	Immediately available funds by wire.
Closing Date:	February 8, 2010; 10:30 a.m. (New York City Time)
Closing Location:	Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019
Address for Notices to Underwriters:	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 and Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036

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SCHEDULE II

Underwriters	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities Inc.	20,000,016	3,000,002
Morgan Stanley & Co. Incorporated	20,000,016	3,000,002
PNC Capital Markets LLC	8,611,118	1,291,669
Barclays Capital Inc.	1,666,668	250,000
Citigroup Global Markets Inc.	1,666,668	250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,666,668	250,000
Sandler O’Neil & Partners, LP	833,334	125,000
UBS Securities LLC	833,334	125,000
Keefe, Bruyette & Woods, Inc.	277,778	41,667
Total	55,555,600	8,333,340

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SCHEDULE III

(a) Free Writing Prospectuses

Free Writing Prospectuses filed by the Corporation pursuant to Rule 433 of the Act on February 2, 2010.

(b) Free Writing Prospectuses included in the Pricing Disclosure Package.

None.

(c) Pricing Information

Price to the public per share: $54.00

Number of Firm Shares: 55,555,600

Number of Optional Shares: 8,333,340

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